UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

November 9, 2016

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas		77036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 9, 2016, National Oilwell Varco, Inc. (“NOV”) entered into settlement agreements to resolve investigations by the U.S. Department of Justice, the Department of Commerce, Bureau of Industry and Security, the U.S. Department of Treasury, Office of Foreign Assets Control and the U.S. Immigration and Customs Enforcement regarding NOV’s compliance with U.S. export trade laws and regulations. NOV will pay a total of $25 million to resolve the investigations, an amount which was preliminarily agreed upon in 2010 and which was fully accrued around that time. These matters were previously disclosed in NOV’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

The information contained in this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2016	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President